Exhibit 2.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMERICAN APPAREL, INC., et al., ¹ Debtors.	: : : : : : :	Chapter 11 Case No. 15-12055 (BLS) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND
ORDER CONFIRMING PURSUANT TO SECTION 1129(a) AND (b) OF
THE BANKRUPTCY CODE THE FIRST AMENDED JOINT PLAN OF
REORGANIZATION OF THE DEBTORS AND DEBTORS IN POSSESSION
American Apparel, Inc., American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc., as debtors and debtors in possession (collectively, the “Debtors”), having:

a.
proposed the Joint Plan of Reorganization of the Debtors and Debtors in Possession (in the form filed on the docket of this Court (defined below) on November 20, 2015 [Docket No. 368] and included in the contents of the Solicitation Packages (defined below) distributed to the creditors that were entitled to vote thereon, (the “November 20 Plan”), as modified by the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession filed on January 14, 2016 [Docket No. 585] and as further modified and dated January 25, 2016 (as modified and including any exhibits thereto and any modifications described herein, the “Plan”), a true and correct copy of which (without exhibits) is attached hereto as Appendix I;² and

b.	filed the Disclosure Statement for Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession on November 20, 2015 [Docket No. 369] (the “Disclosure Statement”);
The United States Bankruptcy Court for the District of Delaware (this “Court”):

a.
having entered the Order (I) Approving Disclosure Statement, (II) Approving the Form and Manner of Service of Disclosure Statement Notice, (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan of Reorganization and (IV) Scheduling Hearing on Confirmation of Plan of Reorganization [Docket No. 365]

1     The Debtors are the following six entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): American Apparel, Inc. (0601); American Apparel (USA), LLC (8940); American Apparel Retail, Inc. (7829); American Apparel Dyeing & Finishing, Inc. (0324); KCL Knitting, LLC (9518); and Fresh Air Freight, Inc. (3870). The address of each of the Debtors is 747 Warehouse Street, Los Angeles, California 90021.

2 All capitalized terms used but not defined herein have the meanings given to them in the Plan or the Disclosure Statement, as applicable.

(the “Disclosure Statement Order”), which, among other things, (i) approved the Disclosure Statement under section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (ii) established January 20, 2016 as the date for the commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”), (iii) approved the form and manner of notice of the Confirmation Hearing, (iv) established certain procedures for soliciting and tabulating votes with respect to the Plan and (v) established January 7, 2016 at 4:00 p.m. (ET) as the deadline for objections to confirmation of the Plan (the “Confirmation Objection Deadline”) and January 7, 2016 at 5:00 p.m. (ET) as the Voting Deadline (the “Voting Deadline”).
The Debtors having:

a.	timely and properly:

(i)	solicited the Plan and provided Solicitation Packages to Holders of Claims and Interests; and

(ii)
provided due and proper notice of the Confirmation Hearing, the Confirmation Objection Deadline and the Voting Deadline to Holders of Claims against, and Interests in, the Debtors and other parties in interest, in each case, in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules for the District of Delaware (the “Local Bankruptcy Rules”) and the Disclosure Statement Order, as established by (A) the Affidavit of Service of Andrew Buck, an Assistant Director at Garden City Group, LLC (“GCG”), the Notice and Claims Agent appointed in these Chapter 11 Cases, filed on December 7, 2015 [Docket No. 420] (the “Initial Solicitation Affidavit of Service”), (B) the Affidavit of Andrew Buck filed on December 17, 2015 [Docket No. 451] (the “First Supplemental Affidavit of Service”) and (C) the Affidavit of Service of Andrew Buck filed on December 22, 2015 [Docket No. 466] (together with the Initial Solicitation Affidavit of Service and the First Supplemental Affidavit of Service, the “Solicitation Affidavits of Service”);

b.
caused the publication notice of the Confirmation Hearing one time in the global edition of The Wall Street Journal and one time in the Los Angeles Times on December 4, 2015, as set forth in the Certificate of Publication of Andrew Buck, filed on January 4, 2016 [Docket No. 504] (the “Publication Affidavit”);

c.	on December 30, 2015, filed the Plan Supplement [Docket No. 496] (as the same may have been modified, supplemented or otherwise amended from time to time, the “Plan Supplement”);

d.	on January 14, 2016, filed the Second Notice of Filing of Plan Supplement Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 584]

e.	on January 14, 2016, filed the Third Notice of Filing of Plan Supplement Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 597];

f.
on January 15, 2016, filed the Fourth Notice of Filing of Plan Supplement and Second Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 618];

g.
on January 21, 2016, filed the Fifth Notice of Filing of Plan Supplement and Third Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 658];

h.
on January 22, 2016, filed the Sixth Notice of Filing of Plan Supplement and Fourth Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 667];

i.	received certain objections to confirmation of the Plan, including:

(i)
the Objection to American Apparel Bankruptcy Plan Filed by Lt. Col. Matthew Lewin [Docket No. 261] and the Supplementary Objection to American Apparel Bankruptcy Plan filed by Lt. Col. Matthew Lewin [Docket No. 515] (the “Lewin Objection”)³

(ii)	the Objection by the Internal Revenue Service to the Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 498] (the “IRS Objection”);

(iii)	Travis County’s Objection to Debtor’s Joint Plan of Reorganization [Docket No. 511] (the “Travis County Objection”);

(iv)	the Texas Comptroller of Public Accounts Objection to Confirmation of the Debtor’s Second Amended Plan of Reorganization [Docket No. 516] (the “Texas Comptroller Objection”);

3 This Court considers the objection and the supplemental objection of Lt. Col. Matthew Lewin to constitute one objection to confirmation of the Plan.

(v)	the United States’ Trustee Objection to Confirmation of Joint Plan of Reorganization of the Debtors [Docket No. 535] (the “UST Objection”);

(vi)	Objection and Reservation of Rights by Dov Charney to Confirmation of the Proposed Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 523] (the “Charney Objection”);

(vii)
the Objection of Hudson Pacific Properties Inc. to Confirmation of Debtors’ Plan and First Amended Plan and to Debtors’ Proposed Cure Amount Upon Assumption of Unexpired Lease; and Reservation of Rights [Docket No. 596] (the “Hudson Pacific Objection”); and

(viii)
Limited Objection of the Official Committee of Unsecured Creditors to Confirmation of the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 603] (the “Creditors’ Committee Objection”)

((i) through (viii) collectively, the “Objections”); and

j.	filed:

(i)
the Debtors’ (I) Memorandum of Law in Support of Confirmation of Joint Plan of Reorganization of Debtors and Debtors in Possession and (II) Consolidated Reply to Objections to Confirmation of Joint Plan of Reorganization [Docket No.599 ] (the “Confirmation Brief”), including the summary of the Debtors’ compliance with the standards of sections 1129(a) and 1129(b) of the Bankruptcy Code (inclusive of the standards of sections 1122, 1123 and 1124 of the Bankruptcy Code) attached as Exhibit A thereto (and marked as an unnumbered exhibit by this Court at the Confirmation Hearing) (the “Confirmation Standards Exhibit”);

(ii)	the Declaration of Paula Schneider in Support of Confirmation of the Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession [Docket No.600] (the “Schneider Declaration”);

(iii)	the Declaration of Mark Weinsten in Support of Confirmation of the Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession [Docket No.601] (the “Weinsten Declaration”);

(iv)	the Declaration of Robert Flachs in Support of Confirmation of the Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession [Docket No.604] (the “Flachs Declaration”);

(v)	the Declaration of Zul Jamal in Support of Confirmation of the Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession [Docket No. 602] (the “Jamal Declaration”);

(vi)
the Declaration of Craig E. Johnson of Garden City Group, LLC, Certifying the Methodology for the Tabulation of Votes and Results of Voting with Respect to the Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 550] (the “Voting Declaration”); and

(vii)
the Declaration of Erin N. Brady in Support of Confirmation of First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession and Debtors’ Motion to Extend Exclusive Periods and Related Matters [Docket No. 608];

This Court having:

a.
found that the Confirmation Hearing Notice (defined below) provided the opportunity for any party in interest to object to confirmation of the Plan and was otherwise adequate and appropriate under the circumstances and that no further notice is required;

b.	familiarity with the Plan and other relevant factors affecting these Chapter 11 Cases;

c.	familiarity with, and having taken judicial notice of, the entire record of these Chapter 11 Cases;

d.	considered the Confirmation Brief and:

(i)
the Committee of Lead Lenders’ Omnibus (I) Joinder to Debtors’ Memorandum of Law and Consolidated Reply in Support of Confirmation of First Amended Joint Plan of Reorganization of Debtors and Debtors in Possession; (II) Reply to Objections to Plan Filed by (A) Dov Charney and (B) United States Trustee; and (III) Response to Dov Charney’s Objection to Debtors’ Motion to

Extend Exclusivity and Cross Motion to Terminate Exclusivity, and Motion to Adjourn Confirmation [Docket No. 598]; and

(ii)	the Statement of the Official Committee of Unsecured Creditors in Support of Confirmation of the First Amended Joint Plan of Reorganization [Docket No. 605];

(iii)
the Reply of Standard General L.P. to the Limited Objection of the Official Committee of Unsecured Creditors to Confirmation of the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 637]; and

(iv)	the verbal motion of Dov Charney made at the Confirmation Hearing to reconsider the solicitation procedures approved pursuant to the Disclosure Statement Order (the "Charney Reconsideration Motion").

e.	commenced the Confirmation Hearing on January 20, 2016;

f.	considered the entire record of the Confirmation Hearing, including, but not limited to:

(i)	the trial testimony of each of the witnesses called at the Confirmation Hearing;

(ii)	the Schneider Declaration, the Weinsten Declaration, Flachs Declaration, Jamal Declaration and Brady Declaration;

(iii)	the exhibits admitted into evidence at the Confirmation Hearing;

(iv)	the arguments of counsel presented at the Confirmation Hearing;

(v)	the Objections;

(vi)	the resolution and/or settlement of four of the eight Objections; and

(vii)	the pleadings Filed by the Debtors, the Committee of Lead Lenders and the Creditors’ Committee in support of the Plan;

g.	sustained the UST Objection, as addressed herein;

h.
overruled any and all other Objections to the Plan and to Confirmation not sustained by the Court or consensually resolved or withdrawn, including, but not limited to, the Lewin Objection and the Charney Objection, unless otherwise indicated herein;

i.	denied the Charney Reconsideration Motion;

j.	found the legal and factual bases set forth in the pleadings, documents, testimony and evidence Filed or adduced in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and
after due deliberation and good and sufficient cause appearing therefor, and for the reasons set forth on the record at the Confirmation Hearing;
IT IS HEREBY FOUND, DETERMINED AND CONCLUDED THAT:
A.Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
B.    Venue and Jurisdiction. Venue in this Court was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409 and was and continues to be proper during these Chapter 11 Cases. This Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and to enter a final order with respect thereto.
C.    Eligibility for Relief. The Debtors qualify as “debtors” under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan.
D.    Commencement and Administration of these Chapter 11 Cases. The Debtors commenced these Chapter 11 Cases, as applicable, on October 5, 2015 and have authority to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code. In accordance with certain orders of this Court, these Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).
E.    Appointment of Statutory Committee. On October 15, 2015, the United States Trustee for the District of Delaware (the “U.S. Trustee”), pursuant to sections 1102(a) and (b) of the Bankruptcy Code, appointed certain unsecured creditors to the Creditors’ Committee to represent the interests of all unsecured creditors in these Chapter 11 Cases. The Creditors’ Committee consists of the following seven members: (i) Atalaya Asset Income Fund I LP, (ii) Alameda Square Owner LLC, (iii) Simon Property Group, (iv) Dunaway Yarns, Inc., (v) Andari Fashion Inc., (vi) United Fabricare Supply, Inc. and (vii) Fabric Avenue, Inc.
F.    Judicial Notice. This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the Clerk of this Court or its duly appointed agent, including, but not limited to, all pleadings and other documents Filed, all orders entered, and all evidence and arguments made, proffered, adduced, and/or presented at the various hearings held before this Court during the pendency of these Chapter 11 Cases.
G.    Solicitation and Notice. As evidenced by the Solicitation Affidavits of Service, the Solicitation Packages were transmitted and served in accordance with the terms of the Disclosure Statement Order. Under the circumstances of these Chapter 11 Cases, such service of the Solicitation Packages, together with the other notices delivered pursuant to the terms of the Disclosure Statement Order and the publication of notice of the Confirmation Hearing as set forth in the Publication Affidavit were (i) conducted in good faith, (ii) provided adequate and sufficient notice of the Confirmation Hearing and the other requirements, deadlines and matters related to Confirmation of the Plan, (iii) timely and properly served or published in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order and (iv) provided due process and an opportunity to appear and to be heard to all parties in interest. Because the foregoing transmittals, notices and service were adequate and sufficient, no other or further notice is necessary or shall be required.
H.    Voting. As evidenced by the Voting Declaration, votes on the Plan were solicited and tabulated fairly, in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. As set forth in the Voting Declaration, the following Classes of Claims voted to accept the Plan: 3A, 3B, 3C, 3D, 3E, 3F, 4A, 4B, 4C, 4D, 4E and 4F.
I.    Burden of Proof. The Debtors have the burden of proving all elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence and the Debtors have met that evidentiary burden. Each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in his or her testimony that related to the essential elements of sections 1129(a) and (b) of the Bankruptcy Code.
J.    Plan Supplement. The Filing and notice of the Plan Supplement was proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice of the materials in the Plan Supplement is or shall be required.
K.    Plan Modifications. Any modifications to the November 20 Plan and to the Plan since the commencement of solicitation and as described in the Confirmation Brief (the “Modifications”) constitute immaterial modifications or do not adversely affect or change the treatment of any Claims or Interests. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims against the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Filing of the Modifications and the disclosure of the Modifications on the record at the Confirmation Hearing, constitute due and sufficient notice thereof under the circumstances of these Chapter 11 Cases. Accordingly, the Plan (which consists of the Plan amending the November 20 Plan, as modified by the Modifications) is properly before this Court, and all votes cast with respect to the November 20 Plan prior to the Modifications shall be binding and shall apply with respect to the Plan.
L.    Bankruptcy Rule 3016. The Plan is dated and identifies the Debtors as the plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The Disclosure Statement and the November 20 Plan were filed under Docket Nos. 369 and 368, respectively, in these Chapter 11 Cases, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).
M.    Good Faith Solicitation and Section 1125(e) of the Bankruptcy Code. The Debtors solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order. Based on the record before this Court in these Chapter 11 Cases, including, but not limited to, the evidence and testimony proffered, adduced or presented at the Confirmation

Hearing, the Debtors and their representatives (as applicable) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules in connection with all of their respective activities relating to the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section IX.D of the Plan.
COMPLIANCE WITH THE REQUIREMENTS
OF SECTION 1129 OF THE BANKRUPTCY CODE
N.    The evidentiary record of the Confirmation Hearing support the findings of fact and conclusions of law set forth in the following paragraphs.
O.    Section 1129(a)(1) of the Bankruptcy Code. The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.
Section 1122 of the Bankruptcy Code. In accordance with section 1122(a) of the Bankruptcy Code, Section II.B of the Plan classifies each Claim against and Interest in each of the Debtors into a Class containing only substantially similar Claims asserted against or Interests in each such Debtor (see Confirmation Standards Exhibit at 1-2);

2.
Section 1123(a)(1) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Section II.B of the Plan properly classifies all Claims and Interests that require classification (see id. at 3);

3.
Section 1123(a)(2) of the Bankruptcy Code. In accordance with section 1123(a)(2) of the Bankruptcy Code, Section II.B of the Plan properly identifies and describes each Class of Claims and Interests that is not Impaired under the Plan (see id.);

4.
Section 1123(a)(3) of the Bankruptcy Code. In accordance with section 1123(a)(3) of the Bankruptcy Code, Sections II.C.3, II.C.4, II.C.6 and II.C.8 of the Plan properly identify and describe the treatment of each Class of Claims or Interests that is Impaired under the Plan (see id.);

5.
Section 1123(a)(4) of the Bankruptcy Code. In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class pertaining to each Debtor unless the Holder of such a Claim or Interest has agreed to less favorable treatment (see id.);

6.
Section 1123(a)(5) of the Bankruptcy Code. In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan and the documents in the Plan Supplement provide adequate and proper means for the implementation of the Plan (see id.)

7.
Section 1123(a)(6) of the Bankruptcy Code. In accordance with section 1123(a)(6) of the Bankruptcy Code, Section III.G.1 of the Plan provides that the New LLC Agreement of Reorganized American Apparel and the certificates of incorporation and bylaws or comparable constituent documents of each of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code (see id. at 4);

8.
Section 1123(a)(7) of the Bankruptcy Code. In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan regarding the manner of selection of officers and directors of the Reorganized Debtors, including, without limitation, the provisions of Section III.G.2 of the Plan, are consistent with the interests of creditors and equity security holders and with public policy (see id. at 4);

9.
Section 1123(b)(1) of the Bankruptcy Code. In accordance with section 1123(b)(1) of the Bankruptcy Code, Section II.B of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests (see id. at 5);

10.
Section 1123(b)(2) of the Bankruptcy Code. In accordance with section 1123(b)(2) of the Bankruptcy Code, Section IV and other provisions of the Plan provide for the assumption, assumption and assignment or rejection of the Executory Contracts or Unexpired Leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and orders of this Court (see id.);

11.
Section 1123(b)(3) of the Bankruptcy Code. In accordance with section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, Section III.J of the Plan provides that the Plan constitutes a good faith compromise and settlement of all Claims, disputes, or controversies relating to the rights that a Holder of a Claim may have with respect to any Claim (other than Claims Reinstated under the Plan) or any distribution to be made pursuant to the Plan on account of any such Claim (other than

Claims Reinstated under the Plan), including without limitation the Equipment Lease Settlements. Section III.J of the Plan further provides that, except as provided in the Plan or any Final Order, (a) the Reorganized Debtors will retain the Retained Causes of Action and (b) the Specified Causes of Action will be transferred to the Litigation Trust formed pursuant to the Plan (see id.)

12.
Section 1123(b)(5) of the Bankruptcy Code. In accordance with section 1123(b)(5) of the Bankruptcy Code, Section II.B of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of Claims in each Class (see id. at 5-6);

13.
Section 1123(b)(6) of the Bankruptcy Code. In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions (a) for distributions on account of Allowed Claims, (b) establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved, (c) regarding the discharge, release and injunction against the pursuit of Claims and termination of Interests, and (d) regarding the retention of this Court’s jurisdiction (see id. at 6); and

14.
Section 1123(d) of the Bankruptcy Code. In accordance with section 1123(d) of the Bankruptcy Code, Section IV.B of the Plan provides for cure of defaults associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All Claims relating to cure amounts will be determined in accordance with the underlying agreements and applicable law.

P.    Section 1129(a)(2) of the Bankruptcy Code. The Debtors have complied with all applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by order of this Court, with respect to the Plan and the solicitation of acceptances or rejections thereof. In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.
In compliance with the Disclosure Statement Order and the Solicitation Package and General Notice Procedures approved thereunder (the “Solicitation Procedures”), the Debtors, through GCG, caused copies of the following materials to be transmitted to all Holders of Claims in

Classes that were entitled to vote to accept or reject the Plan (i.e., Allowed Claims in Classes 3A through 3F and 4A through 4F):

•
a letter from the Debtors that, among other things, described the contents of the Solicitation Package and included information about how to access the Plan and Disclosure Statement free of charge on the Debtors’ case administration website and how to obtain free paper copies of any documents contained in the Solicitation Package;

•	the Confirmation Hearing Notice;

•	a letter from the Creditors’ Committee to Holders of General Unsecured Claims;

•	the Disclosure Statement Order (excluding the exhibits thereto); and

•
an appropriate form of Ballot and a pre-paid, pre-addressed return envelope to holders of Claims in voting Classes (collectively with the materials described in the preceding bullets, the “Solicitation Package”).

See Solicitation Affidavits of Service.

2.
In compliance with the Disclosure Statement Order, the Debtors, through GCG, caused copies of the Solicitation Package (excluding the Ballots and the pre-paid, pre-addressed return envelope) to be transmitted to parties listed on the Master Service List utilized in these Chapter 11 Cases (the “Master Service List”), those parties that have filed Notices of Appearance in these Chapter 11 Cases (the “Rule 2002 Parties”) and counterparties to Executory Contracts and Unexpired Leases. See Initial Solicitation Affidavit of Service at ¶¶ 15-16.

3.
In compliance with the Disclosure Statement Order, the Debtors, through GCG, transmitted (a) the Confirmation Hearing Notice and (b) a Notice of Non-Voting Status (as such term is defined in the Initial Solicitation Affidavit of Service) to all Holders of Claims and Interests in Classes that were not entitled to vote on the Plan, as well as Holders of unclassified Administrative Claims and Priority Tax Claims. See Initial Solicitation Affidavit of Service at ¶¶ 17-25.

4.
In compliance with the Disclosure Statement Order, the Debtors, through GCG, transmitted the Confirmation Hearing Notice to all other notice parties on the Debtors’ Master Mailing List. See Initial Solicitation Affidavit of Service at ¶ 26.

5.
In compliance with the Disclosure Statement Order, on December 4, 2015, the Debtors, through GCG, caused a copy of the Confirmation Hearing Notice to be published in the global edition of The Wall Street Journal and on the Los Angeles Times. See Affidavit of Publication.

6.
On December 30, 2015, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI) the Plan Supplement, which included the following Exhibits to the Plan: (a) Exhibit A (Operating Agreement for Reorganized American Apparel), (b) Exhibit B (New Directors of Reorganized American Apparel, (c) Exhibit C (List of Assumed Executory Contracts and Unexpired Leases), (d) Exhibit D (Litigation Trust Agreement), (e) Exhibit E (New Exit Financing Agreement), (f) Exhibit F (Equity Commitment Agreement, (g) Exhibit G (Form of Indemnification Agreement), (h) Exhibit H (List of Retained Causes of Action), (i) Exhibit I (List of Excluded Parties), (j) Exhibit J (Registration Rights Agreement) and (k) Exhibit K (Form of Member Certification). See Notice of Filing of Plan Supplement Relating to the Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 496]. The Debtors caused the Plan Supplement to be served on all parties on the Master Service List and the Rule 2002 Parties. See Affidavit of Service of Ira Nikelsberg, a Senior Project Manager at GCG, Filed on December 31, 2015 [Docket No. 500] (the “Plan Supplement Affidavit of Service”).

7.
On December 30, 2015, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI) the Notice Regarding (A) Executory Contracts and Unexpired Leases to be Assumed Pursuant to the Joint Plan of Reorganization of the Debtors and Debtors in Possession and Section 365 of the Bankruptcy Code, (B) Amounts Required to Cure Defaults Under Such Contacts and Leases and (C) Related Procedures [Docket No. 497] (the “Assumption Notice”), which restated the list of Executory Contracts and Unexpired Leases to be Assumed set forth on Exhibit C to the Plan. The Debtors caused the Assumption Notice to be served upon all counterparties to the Executory Contracts and Unexpired Leases set forth thereon, all parties on the Master Service List and the Rule 2002 Parties. See Plan Supplement Affidavit of Service.

8.
On January 14, 2016, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI), the Second Notice of Filing of Plan Supplement Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 584], which included a revised Litigation Trust Agreement and revised New Exit Financing Agreement, attached as Exhibits D and E to the Plan, respectively. The Debtors caused this notice to be served on all parties on the Master Service List and the Rule 2002 Parties. See Affidavit of Service of Ira Nikelsberg, a Senior Project Manager at GCG, Filed on January 19, 2016 [Docket No. 646] (the “Second Plan Supplement Affidavit of Service”).

9.
On January 14, 2016, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI) the Third Notice of Filing of Plan Supplement Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 597], which set forth the terms of the Equipment Lease Settlements to be incorporated as amended Exhibit L to the Plan. The Debtors caused this notice to be served on all parties on the Master Service List and the Rule 2002 Parties. See Second Plan Supplement Affidavit of Service.

10.
On January 15, 2016, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI), the Fourth Notice of Filing of Plan Supplement and Second Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 618], which included a revised List of Assumed Executory Contacts and Unexpired Leases as Exhibit C to the Plan. The Debtors caused this notice to be served on all parties on the Master Service List, the Rule 2002 Parties and the Contract Counterparties. See Affidavit of Service of Ira Nikelsberg, a Senior Project Manager at GCG, Filed on January 20, 2016 [Docket No. 657].

k.
On January 21, 2016 and January 22, 2016, respectively, the Debtors Filed (and made available on the website maintained by GCG at cases.gardencitygroup.com/cases/AAI) the Fifth Notice of Filing of Plan Supplement and Third Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 658] and the Sixth Notice of Filing of Plan Supplement and Fourth Cure Notice Relating to the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession [Docket No. 667], each of which included a revised List of Assumed Executory Contacts and Unexpired Leases as Exhibit C to the Plan.

11.
The Confirmation Hearing Notice and the service and publication thereof provided due and proper notice of the Confirmation Hearing and all relevant dates, deadlines, procedures and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the Voting Deadline, the Confirmation Objection Deadline, the time, date and place of the Confirmation Hearing and the release provisions in the Plan.

12.
All persons entitled to receive notice of the Disclosure Statement, the Plan and the Confirmation Hearing have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto.

13.
Claims and Interests in Classes 1A, 1B, 1C, 1D, 1E, 1F, 2A, 2B, 2C, 2D, 2E, 2F, 5A, 7A, 7B, 7C, 7D, 7E, 7F, 9B, 9C, 9D, 9E and 9F under the Plan are Unimpaired, and such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. See  Plan, Section II.B.2. and II.C.

14.
The Plan was voted on by the Classes of Impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order (i.e., Classes 3A, 3B, 3C, 3D, 3E, 3F, 4A, 4B, 4C, 4D, 4E and 4F). See id.

15.
GCG has made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by Holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3A, 3B, 3C, 3D, 3E, 3F, 4A, 4B, 4C, 4D, 4E and 4F under the Plan pertaining to each of the applicable Debtors. See Voting Declaration at ¶[¶ 36-52.

16.
Each of Classes 3A, 3B, 3C, 3D, 3E, 3F, 4A, 4B, 4C, 4D, 4E and 4F pertaining to each applicable Debtor has accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting or is deemed to have accepted the Plan in light of the absence of Ballots delivered by all Holders of Claims in such Class. See id. at ¶55.

17.	The Voting Declaration sets forth the tabulation of votes, as required by the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. See id.
Q.    Section 1129(a)(3) of the Bankruptcy Code. The Plan has been proposed in good faith and not by any means forbidden by law. These Chapter 11 Cases were filed with a belief that the Debtors were in need of reorganization and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization, and for no ulterior purpose. The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code.

In so finding, this Court has considered the totality of the circumstances in these Chapter 11 Cases. The Plan and the Modifications agreed upon by the Supporting Parties and the Committee are the result of extensive good faith, arm’s-length negotiations between the Debtors and certain of their principal constituencies, including the Committee of Lead Lenders, Standard General, the Supporting Parties and the Creditors’ Committee and reflects substantial input from certain of the principal constituencies having an interest in these Chapter 11 Cases, and the Plan and the Modifications thereto are fair and reasonable. The Debtors, the Creditors’ Committee, the Committee of Lead Lenders, Standard General, the Supporting Parties and their respective officers, directors, employees, advisors, members and professionals (i) acted in good faith in negotiating at arms’-length, formulating, and proposing where applicable, the Plan and the agreements, compromises, settlements, transactions and transfers contemplated thereby and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers and documentation contemplated by the Plan, including but not limited to the Plan Supplement documents and (b) take any actions authorized and directed or contemplated by this Order. Further, as described in greater detail below, the Plan’s indemnification, exculpation, release and injunction provisions have been negotiated in good faith, are consensual and voluntary and are consistent with sections 105, 1123(b)(6), 1129 and 1142 of the Bankruptcy Code and applicable law in this Circuit. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.
R.    Section 1129(a)(4) of the Bankruptcy Code. No payment for services or costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been or will be made by a Debtor other than payments that have been authorized by order of this Court. Pursuant to Section II.A.1.f of the

Plan, and except as otherwise provided under the Plan or herein, all such payments to be made to Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date will be subject to review and approval by this Court.
S.    Section 1129(a)(5) of the Bankruptcy Code. The Debtors have disclosed, to the extent known and determined, (1) the identities of the officers and directors of Reorganized American Apparel and (2) the identity of any insiders that will be employed or retained by Reorganized American Apparel pursuant to Section VIII.A.7(b) of the Disclosure Statement and Exhibit B to the Plan, which was Filed as part of the Plan Supplement. The compensation of Reorganized American Apparel’s directors will be consistent with Reorganized American Apparel’s constituent documents. The Debtors also have disclosed, to the extent known and determined, (1) the affiliations of Reorganized American Apparel’s proposed respective directors and officers and (2) the compensation of any insiders to be employed or retained by Reorganized American Apparel (to the extent not previously disclosed) at or prior to the Confirmation Hearing, including, without limitation, as a result of disclosures of compensation of certain of the Debtors’ officers and directors in the Debtors’ prior filings with the SEC. The proposed directors and officers for Reorganized American Apparel are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The New Board shall identify and select the directors for the boards of directors of the direct and indirect subsidiaries of Reorganized American Apparel.

T.    Section 1129(a)(6) of the Bankruptcy Code. Section 1129(a)(6) of the Bankruptcy Code is not applicable. The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.
U.    Section 1129(a)(7) of the Bankruptcy Code. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Disclosure Statement and the Liquidation Analysis attached thereto as Exhibit 2, the Weinsten Declaration and the other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible and utilized reasonable and appropriate methodologies and assumptions, (2) have not been controverted by other evidence and (3) establish that each Holder of an Impaired Claim or Interest in each Impaired Class of Claims or Interests that (a) has accepted the Plan or (b) has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Accordingly, the Debtors have demonstrated that the Plan and the Modifications are in the best interests of their creditors.
V.    Section 1129(a)(8) of the Bankruptcy Code. Classes 1A, 1B, 1C, 1D, 1E and 1F (Priority Claims), 2A, 2B, 2C, 2D, 2E and 2F (Other Secured Claims), 5A (UK Guaranty Claims), 7A, 7B, 7C, 7D, 7E and 7F (Intercompany Claims) and 9B, 9C, 9D, 9E and 9F (Subsidiary Debtor Equity Interests) in each case, as they pertain to each applicable Debtor, are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3A, 3B, 3C, 3D, 3E and 3F (Prepetition Note Secured Claims), 4A, 4B, 4C, 4D, 4E and 4F (General Unsecured Claims) are Impaired by the Plan and have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code, as established by the Voting Declaration. Classes 6A, 6B, 6C, 6D, 6E and 6F (Section 510 Claims) as they pertain to each applicable Debtor and 8A (APP Interests) will not receive or retain any property on account of their Claims or Interests and such Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Nevertheless, as more fully explained below, the Plan is confirmable because it does not discriminate unfairly and is fair and equitable with respect to such non-accepting Classes of Claims and Interests and thus satisfies section 1129(b)(1) of the Bankruptcy Code.
W.    Section 1129(a)(9) of the Bankruptcy Code. The Plan provides treatment for Administrative Claims, Priority Tax Claims and Priority Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.
X.    Section 1129(a)(10) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code has been satisfied because, as to each Debtor, at least one of the Impaired (i.e., Classes 3A, 3B, 3C, 3D, 3E, 3F, 4A., 4B, 4C, 4D, 4E and 4F) voted to accept the Plan after excluding the votes of any insiders. See Voting Declaration at ¶55. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied because at least one Class of Claims Impaired under the Plan with respect to each applicable Debtor has accepted the Plan, determined without including any acceptance of the Plan by any insider.
Y.    Section 1129(a)(11) of the Bankruptcy Code. The Disclosure Statement, the Financial Projections and Valuation Analysis (each as defined in the Disclosure Statement and attached thereto as Exhibit 3 and Exhibit 4, respectively) and the evidence proffered or adduced at the Confirmation Hearing, including the Weinsten and Jamal Declarations (i) are persuasive and credible, made in good faith and have utilized reasonable and appropriate methodologies and assumptions, (ii) have not been controverted by other evidence and (iii)

establish that (a) each Reorganized Debtor will be solvent as of the Effective Date after giving effect to the Restructuring Transactions, (b) there is reasonable assurance of the Plan’s prospects for success and Confirmation of the Plan is not likely to be followed by the liquidation (other than the potential dissolution of inactive Debtor entities that no longer serve an ongoing business purpose) or the need for the further financial reorganization of the Debtors and (c) the Plan is feasible, within the meaning of section 1129(a)(11) of the Bankruptcy Code.
Z.    Section 1129(a)(12) of the Bankruptcy Code. The Plan provides that Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States Code will be paid by the Debtors in Cash equal to the amount of such Administrative Claims on or before the Effective Date. After the Effective Date, all fees payable pursuant to section 1930 of title 28 of the United States Code will be paid by the applicable Reorganized Debtor until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.
AA.    Section 1129(a)(13) of the Bankruptcy Code. Section III.G.3 of the Plan provides that as of the Effective Date, the Reorganized Debtors have the authority to (i) maintain, reinstate, amend or revise existing retirement and other agreements with its active and retired directors, officers and employees, subject to the terms and conditions of any such agreement and applicable non-bankruptcy law and (ii) enter into new employment, retirement and other agreements for active and retired employees. To the extent applicable, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.
BB.    Section 1129(a)(14), (15) and (16) of the Bankruptcy Code. Sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to these Chapter 11 Cases as the

Debtors owe no domestic support obligations, are not individuals and are not nonprofit corporations.
CC.    Section 1129(b) of the Bankruptcy Code. Although Classes 6A, 6B, 6C, 6D, 6E, 6F and 8A are deemed to have rejected the Plan for purposes of section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable pursuant to section 1129(b) of the Bankruptcy Code notwithstanding such rejection because, based upon the record before this Court and the treatment provided to such Claims and Interests, the Plan does not discriminate unfairly against, and is fair and equitable with respect to, such Classes of Claims and Interests in such Classes, and the Plan satisfies all the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code, except section 1129(a)(8) of the Bankruptcy Code. The evidence in support of Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims and Interests and the requirements for confirmation of the Plan under section 1129(b) of the Bankruptcy Code: (1) is reasonable, persuasive, credible, and accurate; (2) utilizes reasonable and appropriate methodologies and assumptions and (3) has not been controverted by other credible evidence.
DD.    Section 1129(c) of the Bankruptcy Code. The Plan is the only plan that has been Filed in these Chapter 11 Cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are not applicable in these Chapter 11 Cases.
EE.    Section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the

Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.
FF.    Section 1129(e) of the Bankruptcy Code. None of these Chapter 11 Cases are small business cases within the meaning of the Bankruptcy Code. Accordingly, section 1129(e) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.
GG.    Satisfaction of Confirmation Requirements. Based upon the foregoing, and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors satisfy all of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
HH.    The Good Faith of the Supporting Parties. The Supporting Parties and their respective officers, directors, employees, advisors, members and professionals negotiated at arm’s-length with the Creditors’ Committee and the Debtors and have acted in good faith in connection with these Chapter 11 Cases including, without limitation, in providing the financing pursuant to the Prepetition ABL Facility, the DIP Credit Agreement, the New Equity Investment, the New Exit Facility Term Loan, the Additional New Capital Commitment, and the waiver of their respective right to collect GUC Support Payments and other aspects of the Modifications agreed to with the Creditors’ Committee. Such efforts by the Supporting Parties have contributed to the Debtors' efforts to avoid liquidation, successfully reorganize, preserve jobs, and maintain vendor opportunities.
FINDINGS REGARDING IMPLEMENTATION OF THE PLAN
II.    Implementing Documents. All documents and agreements necessary to implement the Plan, including, but not limited to, those contained in the Plan Supplement, and all other relevant and necessary documents (including, but not limited to, the Restructuring Support

Agreement) are essential elements of the Plan and have been negotiated in good faith and at arm’s-length with the Creditors’ Committee, the Committee of Lead Lenders, Standard General, the Supporting Parties and their respective officers, directors, employees, advisors, members and professionals, and shall, upon completion of documentation and execution, be valid, binding and enforceable agreements and not be in conflict with any federal, state or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors or Reorganized Debtors, as applicable, are authorized, without any further notice to, or action, order or approval of, this Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating to the Plan and to perform their obligations under such agreements, documents, instruments and certificates.
JJ.    Treatment of Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Section IV of the Plan provides for the assumption, assumption and assignment or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their estates, Holders of Claims and other parties in interest in these Chapter 11 Cases. Exhibit C to the Plan (Filed as part of the Plan Supplement and set forth on the Assumption Notice, as further amended, modified or supplemented from time to time) identifies Executory Contracts or Unexpired Leases designated for assumption, and the Debtors have provided notice to the affected counterparties of the Debtors’ determinations regarding the assumption of Executory Contracts or Unexpired Leases.
KK.    Issuance of Reorganized American Apparel Equity Interests. The authorization and issuance of the Reorganized American Apparel Equity Interests pursuant to Section III.A of the Plan is an essential element of the Plan and is in the best interests of the Debtors, their Estates and their creditors. Pursuant to section 1145 of the Bankruptcy Code, authorization and issuance under the Plan of the Reorganized American Apparel Equity Interests are exempt from the requirements of the Securities Act and all rules and regulations promulgated thereunder, and applicable state securities laws.
LL.    Jurisdiction With Respect to Release, Exculpation and Injunction Provisions. This Court has jurisdiction under sections 157 and 1334(a) and (b) of title 28 of the United States Code to approve the releases, exculpations and injunctions set forth in Section IX of the Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases and exculpations set forth in Section IX of the Plan.
MM.    Releases, Exculpation and Injunction. Based on the record before this Court, including, but not limited to, the evidence proffered, adduced, and/or presented at the Confirmation Hearing, which is reasonable, persuasive, and credible, the release, exculpation, and injunction provisions set forth in the Plan (1) confer substantial benefit to the Estates, (2) are fair, equitable, and reasonable, (3) are in the best interests of the Debtors, their Estates, and parties in interest, (4) are an integral element of the settlements and transactions incorporated into the Plan; (5) are supported by valuable consideration, (6) are important to the overall objectives of the Plan to finally resolve all Claims and Equity Interests among or against the parties in interest in these Chapter 11 Cases with respect to the Debtors’ reorganization, (7) do not relieve any party of liability arising out of an act or omission constituting willful misconduct (including, but not limited to, fraud) or gross negligence and (8) with respect to the third-party releases contemplated by Section IX.E.2 of the Plan, shall only be binding on Holders that (i) voted in favor of the Plan or (ii) abstained or voted against the Plan and did not opt out of providing such releases. Accordingly, this Court finds that (1) the release of potential Claims belonging to the Debtors or their Estates pursuant to the Plan are part of a fair and a valid exercise of the Debtors’ business judgment, (2) the third-party releases contemplated by Section IX.E.2 of the Plan are fair, reasonable and appropriate under the circumstances of these Chapter 11 Cases and (3) the release, exculpation and injunction provisions set forth in the Plan were proposed in good faith, are fair and appropriate under the circumstances, are appropriately tailored, are intended to promote finality and prevent parties from attempting to circumvent the Plan’s terms and are consistent with the Bankruptcy Code and applicable law in light of the extraordinary circumstances of these cases and the substantial contribution of all Released Parties and Exculpated Parties and, therefore, valid and binding. The third-party releases were extensively disclosed in the Disclosure Statement and the Ballots and therefore consented to by all parties who voted in favor of the Plan or did not opt out of providing such releases.
NN.    Management Incentive Plan. The terms of the Management Incentive Plan set forth in the Plan, including the ability of Reorganized American Apparel to distribute Reorganized American Apparel membership interests (or options to purchase such membership interests) up to an amount equal to 8% of Reorganized American Apparel Equity Interests on a fully diluted basis as of the Effective Date, have been negotiated at arms’-length and in good faith between the Debtors and the Supporting Parties and are reasonable, consistent with the market for incentive compensation of similar companies, appropriate and calculated to incentivize performance by management after the Effective Date.
OO.    Retention of Jurisdiction. Subject to Article X of the Plan, this Court may properly retain jurisdiction over any matter arising under the Bankruptcy Code, or arising in, or related to, these Chapter 11 Cases or the Plan, after Confirmation thereof and after the Effective Date, and any other matter or proceeding that is within this Court’s jurisdiction pursuant to 28 U.S.C. § 1334 or 28 U.S.C. § 157.
PP.    Satisfaction of Conditions to Confirmation. Each of the conditions precedent to Confirmation set forth in Section VII.A of the Plan has been satisfied or waived in accordance with the provisions of the Plan.
QQ.    Objections. All parties have had a full and fair opportunity to litigate all issues raised in the Objections, or which might have been raised, and the Objections have been fully considered by this Court.
RR.    Waiver of Stay. Given the facts and circumstances of these Chapter 11 Cases, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.
ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:
A.    Confirmation of Plan
1.    The Plan and each of its provisions, the Plan Supplement and any related document (whether or not specifically approved or referred to herein) are CONFIRMED in their entirety in each and every respect, pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this

Order, the terms of this Order shall control solely to the extent of the conflict. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference, and are an integral part of this Order. The terms of the Plan, the Plan Documents, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date.
2.    As set forth in the record at the Confirmation Hearing, the Texas Comptroller Objection, the Travis County Objection, the IRS Objection, the Hudson Pacific Objection and the Creditors' Committee Objection have been consensually resolved and are hereby deemed withdrawn. Any objections or responses to Confirmation of the Plan and any reservation of rights contained therein, including the Lewin Objection, the Charney Objection and the Charney Reconsideration Motion, that (a) have not been sustained by the Court, (b) have not been withdrawn, waived or settled prior to the entry of this Order or (c) are not cured by the relief granted herein are hereby OVERRULED or DENIED in their entirety and on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.
3.    The Effective Date of the Plan shall occur on the date determined by the Debtors when the conditions set forth in Section VII.B of the Plan have been satisfied or, if applicable, have been waived in accordance with Section VII.C of the Plan.
B.    Effects of Confirmation
1.    Subject to the provisions of Section VII.B of the Plan and Bankruptcy Rule 3020(e), in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Order shall be binding upon, and inure to the benefit of: (a) the Debtors; (b) the Reorganized Debtors; (c) any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other person giving, acquiring or receiving property under the Plan; (e) any and all non-Debtor parties to Executory Contracts or Unexpired Leases with any of the Debtors; and (f) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. All settlements, compromises, releases, waivers, discharges, exculpations and injunctions set forth in the Plan shall be, and hereby are, effective and binding on all individuals, firms, corporations, partnerships, limited liability companies, joint ventures, associations, trusts, unincorporated organizations or other entities (each individually, a “Person”) who may have had standing to assert any settled, released, discharged, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.
C.    Plan Classification Controlling
1.    The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of distributions thereunder. The classifications set forth on the Ballots tendered to or returned by Holders of Claims in connection with voting on the Plan (a) were set forth thereon solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes, (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes and (d) shall not be binding on the Debtors except for voting purposes.

D.    Approval of Settlements
1.    Comprehensive Settlement of Claims and Controversies. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IX.E and the Equipment Lease Settlements reflected in the agreements attached as Exhibit L to the Plan, constitute a good-faith compromise and settlement of all Claims, disputes, or controversies relating to the rights that a Holder of a Claim may have with respect to any Allowed Claim (other than Claims Reinstated under the Plan) or any distribution to be made pursuant to the Plan on account of any such Allowed Claim (other than Claims Reinstated under the Plan), including the Equipment Lease Settlements.
E.    Plan Implementation
1.    In accordance with section 1142 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state, country or subdivision thereof (collectively, the “Reorganization Effectuation Statutes”), without further action by this Court or the stockholders, members, managers, partners or directors of any Debtor or Reorganized Debtor, the Debtors, the Reorganized Debtors, as well as the Chairman of the Board, Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer or Secretary of the appropriate Debtor or Reorganized Debtor, are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including, without limitation, those transactions identified in Section III of the Plan; and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan, including without limitation, those contracts, instruments, releases, agreements and documents identified in Section III of the Plan.
2.    To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders, managers, members, partners or directors of any of the Debtors or Reorganized Debtors, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, members, managers, partners or stockholders of the appropriate Plan Debtor or Reorganized Debtor.
3.    Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.
4.    All transactions effected by the Debtors during the pendency of these Chapter 11 Cases from the Petition Date through the Confirmation Date are approved and ratified.
5.    The consummation of the Plan, the implementation of the Restructuring Transactions or the assumption of any Executory Contract or Unexpired Lease shall not constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, Executory Contract or Unexpired Lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

F.    Approval of New Exit Facility Term Loan and Additional New Capital     Commitment
1.    This Order constitutes approval of the New Exit Financing Agreement and the Additional New Capital Commitment (including the transactions contemplated thereby, and all actions to be take, undertakings to be made, and obligations incurred by the Debtors or Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for in the New Exit Financing Documents and the definitive documents evidence the Additional New Capital Commitment and any indebtedness incurred thereby (the “Additional Capital Documents”) and authorization for the Debtors to enter into and execute the New Exit Financing Documents, the Additional Capital Documents and such other documents as may be required to effectuate the treatment afforded to lenders under the New Exit Financing Agreement pursuant to the New Exit Financing Documents and to the parties to the Additional Capital Documents.
2.    Subject to the occurrence of the Effective Date, the Reorganized Debtors are authorized to consummate the New Exit Facility Term Loan and the Additional New Capital Commitment (and to incur any indebtedness related thereto) and to execute, deliver and enter into the New Exit Financing Documents, the Additional Capital Documents and any related agreements or filings without the need for any further corporate or other organizational action and without further action by or approval of this Court.
G.    Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors
1.    Except as otherwise provided in the Plan (including with respect to the Restructuring Transactions described in Section III.C of the Plan): (a) as of the Effective Date, Reorganized American Apparel will have converted, merged or otherwise reorganized into a limited liability company and will exist as a separate corporate entity, with all corporate powers in accordance with the laws of the state of Delaware and the Operating Agreement for Reorganized American Apparel, appended to the Plan as Exhibit A, respectively; (b) subject to the Restructuring Transactions, each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law; and (c) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, subject to the Restructuring Transactions, in the applicable Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests.
2.    On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for appropriate Professionals’ fees, disbursements, expenses or related support services (including fees and expenses relating to the preparation of Professionals’ fee applications) without application to, or the approval of, this Court.
H.    Plan Distributions
1.    On and after the Effective Date, distributions on account of Allowed Claims and the resolution and treatment of Disputed Claims shall be effectuated pursuant to Sections II and V of the Plan. Notwithstanding anything to the contrary in the Plan, the record date for distributions shall be January 27, 2016; provided, however, that there shall be no record date for distributions to Holders of Allowed Prepetition Note Secured Claims if DTC’s Authorized Tender Offer Program is employed in connection with the distributions to be made to Holders of Allowed Prepetition Note Secured Claims.
I.    Approval of Releases and Exculpations of Released and Exculpated Parties
1.    The releases and exculpations as set forth in Sections IX.D and IX.E of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action of this Court, any of the parties to such releases or exculpations or any other party; provided, however, that the releases and exculpations set forth in the Plan shall have no effect on the liability of any Released Party or Exculpated Party that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud); and provided, further that notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan or this Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Parties, from liability to the SEC, in connection with any legal action or claim brought by such governmental unit against such person(s).
J.    Injunctions
1.    As set forth in Section IX.C of the Plan, as of the Effective Date, except with respect to the obligations of the Reorganized Debtors under the Plan or this Order, all Entities that have held, currently hold or may hold any Claims or Interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are waived, discharged or released under the Plan shall be permanently enjoined from taking any of the following enforcement actions against any of the Debtors, the Reorganized Debtors, the Released Parties, the Exculpated Parties or any of their respective assets or property on account of any such waived, discharged or released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, levying, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting any right of setoff, subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor, Reorganized Debtor, Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place to assert any Claim waived, discharged or released under the Plan or that does not otherwise comply with or is inconsistent with the provisions of the Plan.
K.    Approval of Discharge of Claims
1.    The Plan discharge provision as set forth in Section IX.B of the Plan is approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date without further order or action of this Court or any other party.
2.    Except as specifically set forth in the Plan, as of the Effective Date, pursuant to sections 524 and 1141 of the Bankruptcy Code, the Reorganized Debtors shall be discharged of all Claims and Interests arising or existing on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date, in accordance with Section IX.B of the Plan, and no creditor shall have recourse against any Reorganized Debtor or any of their assets or property on account of such Claims and Interests.
L.    Release of Liens

1.    The release and discharge of all mortgages, deeds of trust, liens or other security interests, including liens granted as adequate protection, against the property of any Estate as set forth in Section III.M of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of this Court and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 Termination Statements or such other forms as may be necessary or appropriate to implement this Order and Section III.M of the Plan.
2.    All entities holding Claims against or Interests in the Debtors that are treated under the Plan are hereby directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan. Upon the entry of this Order, all entities holding Claims against or Interests in the Debtors that are treated under the Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation and consummation of the Plan.
M.    Preservation of Rights of Action
1.    Unless a Cause of Action against any Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including this Order and the Final DIP Order), in accordance with Section III.J.1 of the Plan and section 1123

(b)(3) of the Bankruptcy Code, all Causes of Action (which are either (i) comprised of the Retained Causes of Action and retained by the Debtors or Reorganized Debtors or (ii) comprised of the Specified Causes of Action and transferred to the Litigation Trust pursuant to the Plan) have been expressly reserved by the Debtors and, therefore, in each case, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppels (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the entry of this Order or the Effective Date based on the Plan or this Order. In accordance with section 1123(b) of the Bankruptcy Code, the Debtors or Reorganized Debtors or Litigation Trust may enforce all rights to commence and pursue any and all of the Retained Causes of Action or Specified Causes of Action (as applicable), and the Debtors’ or Reorganized Debtors’ or Litigation Trust’s respective rights to commence, prosecute, or settle any such Retained Causes of Action or Specified Causes of Action (as applicable) shall be preserved, notwithstanding entry of this Order or the occurrence of the Effective Date.
2.    No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, Reorganized Debtors or Litigation Trustee will not pursue any and all available Retained Causes of Action or Specified Causes of Action (as applicable) against it.
3.    In accordance with section 1123(b)(3) of the Bankruptcy Code, any Specified Causes of Action that a Debtor may hold against any Entity shall vest in the Litigation Trust and the Litigation Trustee on behalf of the Litigation Trust and any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.
N.    Survival of Corporate Indemnities

1.    As set forth in Section IV.H of the Plan, any and all directors and officers liability and fiduciary insurance or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date.
2.    As set forth in Section IV.H.3 of the Plan, the Reorganized Debtors shall be obligated to indemnify any person, other than the Excluded Parties or any party who is not a Released Party or an Exculpated Party, who is serving or has served as (a) one of the Debtors’ directors, officers or employees at any time from and after the Petition Date for any losses, claims, costs, damages or Liabilities resulting from such person’s service in such a capacity at any time from and after the Petition Date or (b) a director, officer or employee of a Non-Debtor Affiliate at any time from and after the Petition Date (provided that nothing herein shall limit any obligations of such Non-Debtor Affiliate), to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, which shall be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Order. For the avoidance of doubt, no indemnification obligations to any Excluded Party or a party that is not a

Released Party or an Exculpated Party shall be assumed, reinstated or provided for pursuant to the Plan.
3.    Pursuant to Section IV.H.2 of the Plan, Reorganized American Apparel is authorized to enter into the Indemnification Agreements (the form of which was filed as part of the Plan Supplement) with officers, directors and certain employees of the Reorganized Debtors or Debtors (as applicable) serving in such capacity on or after the Petition Date.
4.    The obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees prior to the Petition Date by reason of such person’s prior service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, shall terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date; provided, however, that to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as Executory Contracts that are rejected by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section IV.C of the Plan.
O.    Cancellation of Instruments and Other Documentation Securities
1.    Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section II of the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests (including, without limitation, the APP Interests, the Prepetition Indenture and the Prepetition Notes) shall be cancelled and surrendered and of no further force and effect against the Debtors and the Reorganized Debtors, without any further action on the part of any Debtor, Reorganized Debtor, any other Person or this Court; provided, however, that the Prepetition Indenture and the Prepetition Notes shall remain in effect after the Effective Date only as follows: (a) for so long as is necessary to permit distributions to be made pursuant to the Plan and the Indenture Trustee to perform necessary functions with respect thereto and (b) to allow the Indenture Trustee to exercise its charging lien for the payment of its fees and expenses and for indemnification as provided in the Prepetition Indenture (the “Charging Lien”). From and after the making of the applicable distributions pursuant to Section II of the Plan, the Holders of the Prepetition Note Secured Claims shall have no rights against the Debtors or the Reorganized Debtors arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.
2.    For the avoidance of doubt, the Charging Liens of the Indenture Trustee under the Prepetition Indenture may be asserted on the distributions to Holders of Allowed Claims in Classes 3A, 3B, 3C, 3D, 3E and 3F in accordance with the treatment of Holders of such Allowed Claims set forth in Article II.C of the Plan, and, to the extent asserted, shall remain in place until the reasonable and documented fees and expenses of the Indenture Trustee are satisfied as provided herein.

P.	Reorganized American Apparel Equity Interests and Approval of New Equity Commitment Agreement

1.    On the Effective Date, membership interests in Reorganized American Apparel shall be issued pursuant to Section III.A of the Plan, including the distribution of Reorganized American Apparel Equity Interests to holders of Claims in Classes 3A through 3F pursuant to Section II.C of the Plan. The issuance of additional interests in Reorganized American Apparel by Reorganized American Apparel, including New Equity Investment Interests (in accordance with the Equity Commitment Agreement) and Management Incentive Plan Interests, is hereby authorized without the need for further corporate action and without any further action by the Holders of Claims or Interests.
2.    Each of the Reorganized Debtors is authorized to and shall issue or execute and deliver, as applicable, the Reorganized American Apparel Equity Interests and the New Securities and Documents, in each case, without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.
3.    The Equity Commitment Agreement is approved and, subject to the occurrence of the Effective Date, the Reorganized Debtors are authorized to consummate the transactions contemplated by the Equity Commitment Agreement (including the issuance of Reorganized American Apparel Equity Interests in accordance therewith) and to execute, deliver, make or enter into any related agreements, instruments, documents or filings without the need for any further corporate or other organizational action and without further action by or approval by this Court.

Q.	Approval of Litigation Trust
1.    The formation of the Litigation Trust pursuant to Section III.H of the Plan and the Litigation Trust Agreement Filed as part of the Plan Supplement is approved. The

Litigation Trust shall have a separate existence from all of the Reorganized Debtors and on the Effective Date, the Litigation Trust Assets will be transferred or issued to, and vest in, the Litigation Trust. On the Effective Date, standing to commence, prosecute and compromise all Specified Causes of Action shall transfer to the Litigation Trust; provided, however, that all Causes of Action other than the Specified Causes of Action shall be retained by the Reorganized Debtors and shall not be transferred to the Litigation Trust.
2.    The Litigation Trust and the Litigation Trustee are authorized and empowered to take the following actions, and any other actions, as the Litigation Trustee determines to be necessary or appropriate to implement the Litigation Trust, all without further order of this Court: (i) adopt, execute, deliver or file all plans, agreements, certificates and other documents and instruments necessary or appropriate to implement the Litigation Trust; (ii) accept, preserve, receive, collect, manage, invest, supervise, prosecute, settle and protect the Specified Causes of Action; (iii) calculate and make distributions to the Litigation Trust Beneficiaries; (iv) retain Third Party Disbursing Agents and professionals and other Entities; (v) file appropriate Tax returns and other reports on behalf of the Litigation Trust and pay Taxes or other obligations owed by the Litigation Trust; and (v) dissolve the Litigation Trust.

R.	Approval of Management Incentive Plan
1.    Reorganized American Apparel is authorized to (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Management Incentive Plan and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, agreements and documents necessary to implement, effectuate and consummate the Management Incentive Plan; provided that the New Board shall determine the terms applicable to the vesting, apportionment, grant and any applicable exercise price for any Management Incentive Plan Interests.
S.    Exemption From Securities Laws
1.    The issuance or execution and delivery of the Reorganized American Apparel Equity Interests distributed under the Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan shall become and shall remain effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case, without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
T.    Exemption From Taxation
1.    Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, including the (a) Reorganized American Apparel Equity Interests issued pursuant to the Plan, (b) creation of any mortgage, deed of trust or other security interest, (c) making or assignment of any lease or sublease or (d) making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan (including, without limitation, the New Exit Financing Documents, the Restructuring Transactions, the New LLC Agreement, the New Equity

Investment, the Equity Commitment Agreement and the creation of the Litigation Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
2.    All filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer to be filed and recorded in accordance with the Plan without payment of any such Taxes. Notice of entry of this Order in the form approved by this Court (a) shall have the effect of an order of this Court, (b) shall constitute sufficient notice of the entry of this Order to such filing and recording officers and (c) shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. This Court retains jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise.
3.    Any transfers of owned or leased real property undertaken pursuant to the Plan or the Restructuring Transactions are specifically for the purpose of reorganizing and restructuring the Debtors under the Bankruptcy Code and shall not trigger (a) any increase in applicable real property taxes or (b) a reappraisal of any real property so transferred.
U.    Executory Contracts and Unexpired Leases
1.    The Executory Contract and Unexpired Lease provisions of Section IV of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors and Reorganized Debtors are authorized to assume or reject Executory Contracts and Unexpired Leases in accordance with Section IV of the Plan.
2.    Pursuant to Section IV of the Plan, as of the Effective Date, the assumption of the Executory Contracts and Unexpired Leases listed on Exhibit C to the Plan (Filed as part of the Plan Supplement and, as amended, modified or supplemented from time to time) is hereby authorized. Further, on the Effective Date, each of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of this

Court shall be deemed automatically rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (a) identified on Exhibit C (as amended, modified or supplemented from time to time), (b) which is the subject of a separate motion or notice to assume or reject Filed by the Debtors and pending as of the date of the entry of this Order, (c) that previously expired or terminated pursuant to its own terms or (d) that was previously assumed by any of the Debtors. This Order will constitute an order of this Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. In connection with any such rejection of an Unexpired Lease of real property, and unless otherwise notified by the Reorganized Debtors, any property remaining at the premises of a rejected Unexpired Lease shall be abandoned in accordance with section 554(a) of the Bankruptcy Code, and the applicable landlords for rejected Unexpired Leases shall be authorized to dispose of such abandoned property without further notice and without any liability to any individual or entity that may claim an interest in such abandoned property.
3.    Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.
4.    Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, are authorized to alter, amend, modify, or supplement Exhibit C to the Plan in their discretion prior to the Effective Date on no less than three (3) days’ notice to the counterparty thereto.

5.    Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by order of this Court, and not assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of this Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.
6.    Cure Claims. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amounts set forth on the Assumption Notice and/or Exhibit C to the Plan in Cash on the Effective Date (such amount with respect to each Executory Contract or Unexpired Lease, the “Cure Amount”). In the event of a dispute regarding (a) the Cure Amount, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that if this Court imposes requirements upon the Debtors or the Reorganized Debtors as a condition to assuming an Executory Contract or

Unexpired Lease, or if this Court determines that the Cure Amount for a particular Executory Contract or Unexpired Lease is in excess of the amount proposed by the Debtors, the Debtors may choose to reject such Executory Contract or Unexpired Lease by filing an appropriate amendment to Exhibit C to the Plan within seven (7) days of the entry of a Final Order with respect to such matter.
7.    Counterparties to Executory Contracts or Unexpired Leases appearing on any amendment to Exhibit C to the Plan filed after the date hereof shall have 14 days following the date on which any such amendment to Exhibit C to the Plan first identifies the Executory Contract or Unexpired Lease to which such counterparty is a party, to File a written objection to such proposed assumption or Cure Amount, which shall be served on counsel to the Debtors or Reorganized Debtors, as applicable, the Creditors’ Committee and the Committee of Lead Lenders. If the Debtors or Reorganized Debtors, as applicable, and such objecting counterparty cannot resolve such objection within 21 days of the Filing date of such objection, the Debtors or Reorganized Debtors, as applicable, shall File a notice of hearing with this Court and such dispute shall be heard and determined by this Court. No objection to the proposed assumption of an Executory Contract or Unexpired Lease or to a proposed Cure Amount shall be deemed an objection to Confirmation of the Plan.
8.    Any counterparty to an Executory Contract or Unexpired Lease that fails or has failed to timely object to the proposed assumption or Cure Amount shall be deemed to have consented to such assumption and related Cure Amount and shall be forever barred, estopped and enjoined from contesting the assumption of the applicable agreement or lease, disputing the Cure Amount set forth on Exhibit C to the Plan (and any amendment thereto) or asserting any Claim against the applicable Debtor or Reorganized Debtor under section 365(b)(1) of the Bankruptcy Code.
9.    Release Upon Assumption of Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed are disallowed and expunged without further notice to or action, order or approval of this Court.
10.    Bar Date for Rejection Claims. Unless otherwise provided by order of this Court, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be Filed with the Notice and Claims Agent by thirty (30) days after the entry of this Order. Any Proofs of Claim arising from the rejection of any of the Debtors’ Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of this Court. All Allowed Claims arising from the rejection of any of the Debtors’ Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section II.C.4 of the Plan.

11.    The Debtors’ rights to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease are hereby preserved.
12.    Postpetition Contracts and Leases. Pursuant to section IV.D of the Plan, Executory Contracts and Unexpired Leases entered into after the Petition Date (including, but not limited to, any such contracts or leases that may have been listed on Exhibit C to the Plan (or any amendment thereto) or otherwise assumed by the Debtors) shall survive and remain unaffected by the entry of this Order. For the avoidance of doubt, this includes contracts and leases entered into after the Petition Date by any Debtor, and any Executory Contracts and Unexpired Leases assumed by any such Debtor shall be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of this Order.
V.    Insurance Policies
1.    From and after the Effective Date, each of the Debtors’ insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan notwithstanding whether any such policies were identified on or omitted from Exhibit C to the Plan. Nothing in the Plan or this Order shall affect, impair or prejudice the rights of the insurance carriers or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date; provided, however, that unless determined by this Court pursuant to a Final Order, no payments are required to cure any defaults of the Debtors existing as of the Effective Date with respect to each policy assumed pursuant to this paragraph.
W.    Claims Bar Dates
1.    General Administrative Claim Bar Date Provisions. Except as otherwise provided in the Plan and in accordance with Section II.A.1.h of the Plan, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims and Administrative Claims based on Liabilities incurred by any Debtor in the ordinary course of its business as described in Section II.A.1.c of the Plan) must be Filed and served on the Reorganized Debtors no later than thirty (30) days after the entry of this Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the Administrative Claims Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than (a) 60 days after the Effective Date or (b) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.
2.    Professional Compensation. Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, this Order or other order of this Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order).
3.    Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Effective Date. To the extent necessary, this Order shall amend and supersede any previously entered order of this Court regarding the payment of Fee Claims.
X.    Statutory Fees Payable Pursuant to 28 U.S.C. § 1930
1.    All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the applicable Reorganized Debtor in accordance therewith until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.
Y.    Binding Effect of Prior Orders
1.    Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.
Z.    Governing Law
1.    Except to the extent that (a) the Bankruptcy Code or other federal law is applicable or (b) an exhibit or schedule to the Plan or Disclosure Statement or any agreement entered into with respect to any of the Restructuring Transactions provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit, schedule or agreement), the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws that would that would require application of the laws of another jurisdiction.
AA.    Miscellaneous Provisions
1.    Plan Amendments. The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section XI.A of the Plan, without further order of this Court; provided any such alterations, amendments or modifications are in form and substance reasonably acceptable to the Requisite Supporting Parties, with the exceptions set forth in Section XI.A of the Plan.
2.    Dissolution of Creditors’ Committee. Upon the Effective Date, the current and former members of the Creditors’ Committee and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with these Chapter 11 Cases; provided, however, that following the Effective Date, the Creditors’

Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals to which the Creditors’ Committee is a party; (c) any adversary proceedings or contested matters as of the Effective Date to which the Creditors’ Committee is a party and (d) responding to creditor inquiries for sixty (60) days following the Effective Date. Following the completion of the Creditors’ Committee’s remaining duties set forth above, the Creditors’ Committee shall be dissolved, and the retention or employment of the Creditors’ Committee’s respective attorneys, accountants and other agents shall terminate.
3.    [Reserved.]
4.    Adequate Assurance Deposit Accounts. No later than five business days following the date of entry of this Order, all funds in the adequate assurance deposit account established by the Debtors pursuant to the Final Order Establishing Adequate Assurance Procedures with Respect to the Debtors’ Utility Providers [Docket No. 249] shall be returned to the Debtors.
5.    References to Plan Provisions. Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of this Court that the Plan be confirmed and such related agreements be approved in their entirety.
6.    Plan-Related Documents. Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Order, as appropriate.
7.    Inconsistencies Among Plan Documents. Without intending to modify any prior Order of this Court (or any agreement, instrument or document addressed by any prior Order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern solely to the extent of the inconsistency; provided, however, that in the event of any inconsistencies among the Plan and the New Securities and Documents, the New Securities and Documents (as applicable) shall control.
8.    Right to Seek to Vacate Plan. In accordance with the Restructuring Support Agreement and Section VII.D of the Plan, the Debtors reserve the right to seek to vacate the Plan at any time prior to the Effective Date. If this Order is vacated pursuant to Section VII.D of the Plan: (a) the Plan shall be null and void in all respects, including with respect to (i) the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, (ii) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases, as applicable, and (iii) the releases described in Section IX.E of the Plan; and (b) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interest in, any Debtor or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.

9.    Retention of Jurisdiction. The business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date. Notwithstanding the entry of this Order, from and after the Effective Date, this Court shall retain such jurisdiction over these Chapter 11 Cases as is legally permissible, including jurisdiction over those matters and issues described in Section X of the Plan.
10.    Resolution with Local Texas Tax Authorities (including Travis County Objection). Notwithstanding any other provisions contained herein to the contrary, Travis County, Bexar County, Dallas County and Harris County, in each case, in the State of Texas (the “Local Texas Tax Authorities”) have asserted Claims for ad valorem property taxes for the 2015 tax year (the “2015 Ad Valorem Taxes”) and ordinary course Administrative Claims for ad valorem property taxes for the 2016 tax year (the “2016 Ad Valorem Taxes”), for which the Local Texas Tax Authorities are not required to File or serve any Proof of Claim or request for payment. The Reorganized Debtors shall timely pay the 2016 Ad Valorem Taxes, to the extent Allowed, in accordance with the Plan and pursuant to applicable non-bankruptcy law. The Debtors or the Reorganized Debtors, as applicable, shall pay the Local Texas Tax Authorities’ Claims for the 2015 Ad Valorem Taxes that become Allowed Other Secured Claims, including interest from the Petition Date through the Effective Date and from the Effective Date through the date of payment at the applicable state statutory rate of 1% per month pursuant to sections 506(b), 511 and 1129 of the Bankruptcy Code, no later than the first day of the first month which is 30 days after entry of this Order (and shall be authorized to make such payment anytime from and after the entry of this Order), unless an objection to the Claims has been filed before that date (the “Tax Claim Objection Bar Date”), provided that if the 2015 Ad Valorem Taxes are paid on or before January 31, 2016, the Local Texas Tax Authorities agree to accept payment of the base tax amount, as set forth in Claim Numbers 3, 15, 834 and 840 (amending Claim Number 4) as full and final payment with no post-petition interest. The Local Texas Tax Authorities shall retain their liens for the 2015 and 2016 Ad Valorem Taxes with the same validity, extent and priority until the 2015 and 2016 Ad Valorem Taxes and related interest, penalties, and fees (if any) have been paid in full in accordance with the Plan, this Order and applicable non-bankruptcy law. In the event the Debtors or the Reorganized Debtors fail to pay the 2015 or 2016 Ad Valorem Taxes by the later of (a) the date for such applicable payment set forth in this paragraph and (b) the date such taxes becoming delinquent under applicable non-bankruptcy law, notice of such non-payment shall be sent to counsel for the Debtors or the Reorganized Debtors, as applicable, via facsimile or electronic mail, and the Debtors or the Reorganized Debtors, as applicable, shall have 15 business days from the date of such notice to cure such non-payment. Upon the Debtors or Reorganized Debtors failure to timely cure such non-payment after receipt of a second notice of non-payment, the Local Texas Tax Authorities shall be entitled to pursue collection of all amounts owed pursuant to applicable non-bankruptcy law without further recourse to this Court.
11.    Resolution of the Texas Comptroller Objection. The Texas Comptroller Objection filed by the Texas Comptroller of Public Accounts (the “Texas Comptroller”) shall be deemed withdrawn; provided that, notwithstanding anything else to the contrary in the Plan, this Order or any other order of this Court, the following provisions govern the treatment of the Claim of the Texas Comptroller: (a) interest pursuant to 11 U.S.C. §§ 1129(a)(9)(C)(i) and 511 shall be paid on the Texas Comptroller’s Allowed Claim that is an Allowed Priority Claim or Allowed Other Secured Claim from the Effective Date until such Allowed Claim is paid in full; (b) no setoff rights against the State of Texas are created in favor of the Debtors or Reorganized

Debtors, except to the extent permitted under applicable law; (c) the setoff rights of the Texas Comptroller are expressly preserved and shall not be altered or impaired; (d) the rights of the Texas Comptroller to pursue any non-debtor third parties for tax debts, liabilities or claims are expressly preserved and shall not be altered or impaired; (e) any objections to the Texas Comptroller’s claim shall be filed within 150 days from the Effective Date of the Plan or such later date as may be agreed to by the Debtors (or Reorganized Debtors) and the Texas Comptroller; (f) the debts described in 11 U.S.C § 1141(d)(6) are not discharged; and (g) in the event the Debtors or Reorganized Debtors fail to file a tax return with the State of Texas or make a payment of an Allowed Claim when due to the Texas Comptroller under the Plan (such event, a “Non-Compliance Event”), and such Non-Compliance Event is not cured within fifteen (15) business days after the receipt of written notice of non-compliance from the Texas Comptroller, then the Texas Comptroller may: (1) accelerate all claims and indebtedness due; (2) exercise any and all rights and remedies available under applicable non-bankruptcy law; and (3) seek such relief as may be appropriate from the Bankruptcy Court.
12.    Resolution with the ACE Companies. Notwithstanding any other term or provision in the Plan or this Order, (a) on the Effective Date, the ACE Insurance Program (as defined below) is assumed in its entirety and the Debtors or and/or the Reorganized Debtors shall (1) cure all defaults related to such assumption; and (2) compensate the ACE Companies for any actual pecuniary loss resulting from such defaults, in each case, pursuant and subject to section 365(b) of the Bankruptcy Code, and (b) nothing in the Plan, this Order or any other document related to any of the foregoing (including, without limitation, any provision that purports to be preemptory or supervening or grants an injunction or release) (1) will prejudice any of the rights, claims or defenses of the ACE Companies under any insurance policies under which any of the

Debtors, the Estates, or the Reorganized Debtors seek coverage or any agreements related to the ACE Policies (such agreements, the “ACE Insurance Agreements” and, together with the ACE Policies, the “ACE Insurance Program”); (2) will modify any of the terms, conditions, limitations and/or exclusions contained in the ACE Insurance Agreements; (3) shall be deemed to create any insurance coverage that does not otherwise exist under the terms of the ACE Insurance Agreements, or create any right of action against the ACE Companies that does not otherwise exist under applicable non-bankruptcy law; (4) shall be deemed to prejudice any of the ACE Companies’ rights and/or defenses in any pending or subsequent litigation in which the ACE Companies or any of the Debtors, the Estates, or the Reorganized Debtors seek any declaration regarding the nature and/or extent of any insurance coverage under the ACE Insurance Agreements; (5) shall be deemed to alter the continuing duties and obligations of any insured under the ACE Insurance Agreements; or (6) shall be construed as an acknowledgment that the ACE Insurance Agreements cover or otherwise apply to any claims or that any claims are eligible for payment under any of the ACE Insurance Agreements. For purposes of this provision, “ACE Companies” means, collectively, ACE American Insurance Company, Westchester Fire Insurance Company and each of their respective affiliates, and “ACE Policies” means those certain foreign casualty and other insurance policies Nos. D38228250 (renewed as D38228006), CGL324174, G23622312, D37232828 (and renewals thereof), D38018966, D38019508, D38228250 and G24865174, together with all prior policy numbers, as may be renewed, amended, modified, endorsed or supplemented from time to time, along with all other policies that have been issued or entered into by the ACE Companies (or any of them) to or with any one or more of the Debtors and their respective predecessors and/or affiliates. To the extent that there are directors and officers liability policies or employment practices liability insurance covering periods that expired prior to the Petition Date (collectively, the "D&O Policies") included among those assumed by the Debtors, nothing herein shall constitute or be construed as a statement, representation or admission by the ACE Companies or the Debtors or Reorganized Debtors of any coverage or lack of coverage or to have the effect of giving coverage under such D&O Policies to the Debtors, Reorganized Debtors or the officers, directors or employees of the Debtors or Reorganized Debtors, and the ACE Companies, the Debtors and the Reorganized Debtors accordingly reserve all of their respective rights under such D&O Policies.
13.    Resolution of the IRS Objection. The Objection of the United States of America, on behalf of the Internal Revenue Service (“IRS”), filed on December 31, 2015 [Docket No. 498], shall be deemed withdrawn, provided that, notwithstanding any provision to the contrary in the Plan, this Order , and any implementing Plan documents (collectively, “Plan Documents”), nothing shall: (1) affect the ability of the IRS to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors’ Estates; (2) affect the rights of the IRS to assert setoff and recoupment and such rights are expressly preserved, provided that the rights of the Debtors, Reorganized Debtors or any interested party to object to assertion of such setoff or recoupment rights shall be preserved; (3) discharge any Claim of the IRS described in 11 U.S.C. Section 1141(d)(6); or (4) require the IRS to file a request for payment of an Administrative Claim in order to receive payment for any liability comprising an Allowed Administrative Claim described in 11 U.S.C. Section 503(b)(1)(B) and (C). To the extent the IRS’s Allowed Priority Tax Claims (including any penalties, interest or additions to tax entitled to priority and allowable under the Bankruptcy Code), if any, are not paid in full in cash on the Effective Date, the IRS’s Allowed Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622. IRS’s administrative expense claims allowed pursuant to the Plan or section 503 of the Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. Moreover, nothing in this Order or the Plan Documents shall: (a) effect a release, discharge or otherwise preclude any Claim whatsoever against any Debtor by or on behalf of the IRS relating to any liability arising out of any unfiled pre-petition or post-petition tax return or any pending audit or audit which may be performed with respect to any pre-petition or post-petition tax return; and (b) enjoin the IRS from amending any Proof of Claim against any Debtor with respect to any tax liability arising as a result of the filing of an unfiled return or a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax return. Further, any Allowed Claim of the type described in section 1129(a)(9)(A) and (C) arising as a result of an unfiled return or final resolution of a pending audit or audit that may be performed with respect to any pre-petition tax or post-petition tax return shall be paid in accordance with 11 U.S.C. Sections 1129(a)(9)(A) and (C).
14.    Resolutions with Certain Landlords.
a.    Resolution of Westfield Cure/Assumption Objection. The assumption and cure objection of Westfield, LLC and affiliated landlords (collectively, the “Westfield Landlords”), filed on January 13, 2016 [Docket No. 553], shall be deemed withdrawn and resolved, provided that (i) nothing in the Plan or this Order shall impair any right of any of the Westfield Landlords to assert after the Effective Date any claim under an Unexpired Lease to which it is a party that is assumed under the Plan (the “Assumed Westfield Leases”) for (1) indemnification or (2) year-end adjustments and reconciliations for any period prior to the Effective Date, provided, further, that, in each case, such claim is expressly provided for under the applicable Assumed Westfield Lease; and (ii) American Apparel Retail, Inc. shall be the tenant under the Assumed Westfield Leases. Nothing in the Plan or this Order shall release the Debtors’ insurers from any claims that might be asserted directly against such insurers by any of the Landlords, solely to the extent of available coverage. The Westfield Landlords and the Debtors have resolved their disputes over the cure amounts due with respect to the Assumed Westfield Leases and such resolution shall be reflected on a revised schedule of assumed executory contracts and unexpired leases (Exhibit C to the Plan) to be filed by the Debtors.
b.    Resolution of Hudson Cure/Assumption Objection. The assumption and cure objection of Hudson 6922 Hollywood, LLC ("Hudson"), filed on January 14, 2016 [Docket No. 596] and its Motion for Payment of Administrative Expenses, filed on December 9, 2015 [Docket No. 430], shall be deemed withdrawn and resolved, provided that (i) nothing in the Plan or this Order shall impair any right of Hudson to assert after the Effective Date any claim under an Unexpired Lease to which it is a party that is assumed under the Plan (the "Assumed Hudson Lease") for (1) indemnification or (2) year-end adjustments and reconciliations for any period prior to the Effective Date, provided, further, that, in each case, such claim is expressly provided for under the Assumed Hudson Lease; (ii) American Apparel Retail, Inc. shall be the tenant and American Apparel, Inc. the guarantor under the Assumed Hudson Lease; and (iii) the Assumed Hudson Lease shall be assumed without modification, except as otherwise agreed by the parties. Nothing in the Plan or this Order shall release the Debtors’ insurers from any claims that might be asserted directly against such insurers by Hudson, solely to the extent of available coverage. Hudson and the Debtors have resolved their disputes over the cure amount due with respect to the Assumed Hudson Lease and such resolution shall be reflected on a revised schedule of assumed executory contracts and unexpired leases (Exhibit C to the Plan) to be filed by the Debtors. Hudson and the Debtors reserve all of their respective rights and remedies in the event the Unexpired Lease between Hudson and the Debtors is not assumed, including without limitation in connection with Hudson's assertion of a request for payment of an administrative expense with respect to such Unexpired Lease and the Debtors' and any interested party's rights to object thereto.
c.    Resolution of Certain Landlords' Plan Objection. Nothing in the Plan or this Order, including any discharge, waivers, releases or injunctions contained therein, shall adversely affect or prevent GGP Limited Partnership, The Trustees of the University of Pennsylvania, Regency Meridian, LLC, Boulevard Invest, LLC, Deutsche Asset & Wealth Management and Starwood Retail Partners, LLC (collectively, the “Landlords”) from asserting, after the Effective Date, (i) any claim for indemnification expressly provided for under the terms of the applicable Unexpired Lease; (ii) a valid right of setoff or recoupment that it may have pursuant to the terms of the applicable Unexpired Lease; and (iii) any claim made in accordance with the terms of an Unexpired Lease that is assumed under the Plan for year-end adjustments and reconciliations for any period prior to the Effective Date, provided that such claim is expressly provided for under the Unexpired Lease.
15.    Resolution of Creditors' Committee Objection. The Creditors' Committee Objection, filed on January 15, 2016 [Docket No. 603], shall be deemed withdrawn and resolved, provided that (a) Standard General shall retain one General Unsecured Claim in Classes 4A through 4F (General Unsecured Claims) on account of the Lion Credit Facility Allowed in the amount of $10,315,655.91 as set forth in Proof of Claim number 659 (the "Remaining Lion Claim") (provided all parties' respective rights shall be reserved with respect to the allowability of any additional amounts asserted in such Proof of Claim or any other Proofs of Claim, to the extent such additional amounts are not on account of the Lion Credit Facility), and all other General Unsecured Claims asserted by Standard General on account of the Lion Credit Facility shall be deemed withdrawn and expunged from the claims register; (b) 50% of the distribution payable to Standard General on account of its ratable share of the GUC Support Payment on account of the Remaining Lion Claim shall be transferred directly to the Litigation Trust as a non-interest-bearing loan (the "SG-LT Loan"); (c) Section 3.2 of the Litigation Trust Agreement shall be modified to provide that the SG-LT Loan shall have a third-priority right to distributions from the Litigation Trust after (i) Litigation Trust Expenses (as defined in the Litigation Trust Agreement) and (ii) reasonable and necessary expenses for Litigation Trust Board members; (d) Standard General shall (i) receive the remaining 50% of the distribution payable to it on account of its ratable share of the GUC Support Payment on account of the Remaining Lion Claim in accordance with the Plan, (ii) receive units in the Litigation Trust on account of the Remaining Lion Claim and (iii) be a Litigation Trust GUC Beneficiary thereunder; (e) Standard General’s Prepetition Note Deficiency Claim shall be treated in accordance with the Plan; and (f) on the basis of the terms set forth in clauses (a) through (e) of this paragraph, the Creditors' Committee shall not object to the Remaining Lion Claim (or the Plan's treatment of the UK Loan Claim) and supports the Releases and Exculpation for Standard General.
16.    Nothing in the Plan or this Order shall release the Debtors’ insurers from any claims that might be asserted directly against such insurers by any of landlords under any assumed Unexpired Lease, solely to the extent of available coverage.
BB.    Substantial Consummation
1.    On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

CC.    Final Order
1.    This Order is a Final Order, and the period in which an appeal must be Filed shall commence immediately upon the entry hereof.
DD.    Order Effective Immediately
1.    Notwithstanding Bankruptcy Rules 3020(e) and 7062 or otherwise, the stay provided for under Bankruptcy Rule 3020(e) shall be waived and this Order shall be effective immediately and enforceable upon entry. The Debtors are authorized to consummate the Plan and the transactions contemplated thereby immediately after entry of this Order and upon, or concurrently with, the satisfaction or waiver of the conditions to the Effective Date set forth in the Plan.
EE.    Reversal
1.    If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all related documents or any amendments or modifications thereto.
FF.    Notice of Confirmation of the Plan

1.    Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Order and the establishment of bar dates for certain Claims hereunder, substantially in the form of Appendix II attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received the Confirmation Hearing Notice, no later than twenty (20) Business Days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record Holders of Claims or Interests as of the Confirmation Date; and provided, further, that no service of the Confirmation Notice shall be required to be made upon any person to whom the Debtors mailed (a) a notice of the commencement of these Chapter 11 Cases, (b) the meeting of creditors pursuant to section 341 of the Bankruptcy Code, (c) notice of bar dates for filing proofs of claim established in these Chapter 11 Cases or (d) the Solicitation Packages or other materials referenced in the Solicitation Affidavits of Service, and received any such notice or materials returned by the United States Postal Service (or other applicable courier or delivery service) marked “undeliverable,” “forwarding order expired” or any similar marking or reason, unless the Debtors have been informed in writing by such person of that person’s new address. As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order and the Confirmation Notice available on GCG’s website at cases.gcginc.com/aai.
2.    Service of the Confirmation Notice described in the preceding paragraph in the time and manner set forth therein shall constitute due, adequate and sufficient notice and no other or further notice shall be necessary.

Dated: Wilmington, Delaware January 27th , 2016	/s/ Brendan L. Shannon
HONORABLE BRENDAN L. SHANNON CHIEF UNITED STATES BANKRUPTCY JUDGE

APPENDIX I
PLAN OF REORGANIZATION
[WITHOUT EXHIBITS]

1     The Debtors are the following six entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): American Apparel, Inc. (0601); American Apparel (USA), LLC (8940); American Apparel Retail, Inc. (7829); American Apparel Dyeing & Finishing, Inc. (0324); KCL Knitting, LLC (9518); and Fresh Air Freight, Inc. (3870). The address of each of the Debtors is 747 Warehouse Street, Los Angeles, California 90021.

2 All capitalized terms used but not defined herein have the meanings given to them in the Plan or the Disclosure Statement, as applicable.

APPENDIX II
CONFIRMATION NOTICE

1     The Debtors are the following six entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): American Apparel, Inc. (0601); American Apparel (USA), LLC (8940); American Apparel Retail, Inc. (7829); American Apparel Dyeing & Finishing, Inc. (0324); KCL Knitting, LLC (9518); and Fresh Air Freight, Inc. (3870). The address of each of the Debtors is 747 Warehouse Street, Los Angeles, California 90021.

2 All capitalized terms used but not defined herein have the meanings given to them in the Plan or the Disclosure Statement, as applicable.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMERICAN APPAREL, INC., et al., ¹ Debtors.	: : : : : : :	Chapter 11 Case No. 15-12055 (BLS) (Jointly Administered)

NOTICE OF ENTRY OF ORDER [AND OCCURRENCE
OF THE EFFECTIVE DATE] CONFIRMING JOINT PLAN OF
REORGANIZATION OF THE DEBTORS AND DEBTORS IN POSSESSION
PLEASE TAKE NOTICE OF THE FOLLOWING:
1.    Confirmation of the Plan. On January [●], 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the First Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession, dated January 14, 2016 (as it may have been amended, supplemented or modified, the “Plan”), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the “Debtors”). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and Confirmation Order.
2.    [Effective Date. The Effective Date of the Plan occurred on [●], 2016, and the Plan was substantially consummated.]
3.    Bar Dates.
a.    General Administrative Claim Bar Date Provisions. Except as otherwise provided in the Plan and in accordance with Section II.A.1.h of the Plan, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims and Administrative Claims based on Liabilities incurred by any Debtor in the ordinary course of its business as described in Section II.A.1.c of the Plan) must be Filed and served on the Reorganized Debtors no later than thirty (30) days after the entry of the Confirmation Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the Administrative Claims Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than (a) sixty (60) days after the Effective Date or (b) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.
b.    Professional Compensation. Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the

1
The Debtors are the following six entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): American Apparel, Inc. (0601); American Apparel (USA), LLC (8940); American Apparel Retail, Inc. (7829); American Apparel Dyeing & Finishing, Inc. (0324); KCL Knitting, LLC (9518); and Fresh Air Freight, Inc. (3870). The address of each of the Debtors is 747 Warehouse Street, Los Angeles, California 90021.

2     [The Debtors may choose to provide separate notice of the occurrence of the Effective Date.]

Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). Objections to any Fee Claim must be filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Effective Date.
c.    Bar Dates for Rejection Claims. Unless otherwise provided by order of the Bankruptcy Court, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Notice Agent within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.
d.    Any Proofs of Claim arising from the rejection of any of the Debtors’ Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of any of the Debtors’ Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims against the particular Debtors against which such Claim is Allowed (only if and to the extent Allowed) and shall be treated in accordance with Section II.C.4 of the Plan.
e.    The Debtors’ rights to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease are reserved.
4.    [Effective Date. A separate notice of the occurrence of the Effective Date shall be served on all known holders of Claims and Interests as soon as practicable after the occurrence thereof.]
5.    Copies of Plan and Confirmation Order. A copy of the Plan, the Confirmation Order or any other related documents may be obtained from the Bankruptcy Court's website at http://ecf.deb.uscourts.gov or, free of charge, at https://cases.gardencitygroup.com/cases/AAI

Dated: ______ [__], 2016 Wilmington, Delaware	Respectfully submitted,

Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
Joseph M. Mulvihill (DE Bar No. 6061)
919 N. Market Street, 17th Floor
P.O. Box 8705
Wilmington, DE 19899-8705 (Courier 19801)
Telephone:    (302) 652-4100
Facsimile:    (302) 652-4400
Email:    ljones@pszjlaw.com
joneill@pszjlaw.com
jmulvihill@pszjlaw.com

and

JONES DAY
Richard L. Wynne (admitted pro hac vice)
Erin N. Brady (admitted pro hac vice)
555 South Flower Street, 50th Floor
Los Angeles, CA 90071
Telephone:    (213) 489-3939
Facsimile:    (213) 243-2539
Email:        rlwynne@jonesday.com
enbrady@jonesday.com

and

Scott J. Greenberg (admitted pro hac vice)
Michael J. Cohen (admitted pro hac vice)
222 East 41st Street
New York, NY 10017
Telephone:    (212) 326-3939
Facsimile:    (212) 755-7306
Email:    sgreenberg@jonesday.com
mcohen@jonesday.com

CO-COUNSEL FOR THE DEBTORS AND DEBTORS IN POSSESSION